Exhibit 99.1

Risk Factor Update

(November 12, 2024)

Investors should carefully review and consider the information regarding certain factors that could materially affect TMC the metals company Inc.’s (the “Company”) business, consolidated financial condition or results of operations set forth under Part I, Item 1A, “Risk Factors” in the Company’s Annual Report on Form 10-K for the year ended December 31, 2023 as filed with the Securities and Exchange Commission (“SEC”) on March 25, 2024 (the “2023 Form 10-K”), as materially changed or added to as set forth under Part II, Item 1A, “Risk Factors” in the Company’s Quarterly Report on Form 10-Q for the quarter ended June 30, 2024 as filed with the SEC on August 14, 2024 (the “2024 Form 10-Q”) and as set forth below. There have been no material changes from or additions to the risk factors disclosed in the 2023 Form 10-K and 2024 Form 10-Q other than the revised and new risk factors set forth below. The Company may disclose changes to risk factors or additional factors from time to time in its future filings with the SEC.

Our business is subject to numerous regulatory uncertainties which, if not resolved in our favor, would have a material adverse impact on our business.

On March 4, 2023 the United Nations finalized the UN High Seas Treaty. The treaty does not replace or amend UNCLOS, or the authority of the ISA, and must be interpreted consistently with the rights granted by the Convention.

To date, no commercial collection (also referred to as “mining,” “exploitation” or “harvesting”) of nodules has occurred on the seafloor in the area of the high seas beyond the limits of national jurisdiction (the “Area”), which includes the CCZ. Moreover, despite the release by the ISA of the Draft Regulations on Exploitation of Mineral Resources (the “Draft Regulations”), finalization of such regulations remains subject to approval and adoption by the ISA.  Once adopted, these regulations will add to the legal and technical framework for exploitation of the polymetallic nodules in the NORI, TOML and Marawa contract areas.

Section 1, paragraph 15 of the 1994 Agreement Relating to the Implementation of Part XI of UNCLOS (the “1994 Agreement”) allows a member state whose national intends to apply for approval of a plan of work for exploitation to notify the ISA of such intention. This notice obliges the ISA to complete the adoption of exploitation regulations within two years of the request made by the member state.

On June 25, 2021, Nauru submitted such a notice, with an effective date of July 9, 2021, to the ISA requesting that it complete the adoption of rules, regulations and procedures (“RRPs” or the “Mining Code”) necessary to facilitate the approval of plans of work for exploitation in the Area. As a result of that notice, the ISA was required to adopt the relevant RRPs for exploitation by July 9, 2023. The ISA, however, did not adopt the RRPs for exploitation by the July 9, 2023 deadline. At its July 2023 session, the ISA released a road map for the finalization of the Mining Code, with a view to its adoption during the 30th session of the ISA in 2025. The road map included three scheduled ISA Council meetings through July 2024 to elaborate the Mining Code.  The Mining Code was not completed at the July 2024 ISA Council meetings and during these meetings, the ISA agreed to continue the negotiations of the Mining Code with a continued view to its adoption during the 30th session of the ISA in 2025. The ISA Council has scheduled two ISA Council meetings in March and July 2025 to progress the Mining Code and has agreed to continue working intersessionally to advance the text  Although we believe the ISA will adopt the Mining Code, there can be no assurances that the Mining Code will be adopted within this timeline, or at all, as a result of actions of ISA member States or otherwise. For example, at least 30 ISA member States out of the 169 ISA members have expressed reservations about the commercialization of seafloor mineral resources and have called for a ban, moratorium, or precautionary pause on the commercialization of these resources. In addition, although the Draft Regulations and several supporting standards and guidelines are at an advanced stage, there remains uncertainty regarding the final form that these will take, as well as the impact that such regulations, standards and guidelines will have on our ability to meet our objectives.

As the ISA Council did not complete the adoption and elaboration of the Mining Code by the prescribed deadline of July 9, 2023, pursuant to Section 1, Paragraph 15(c) of the Annex to the 1994 Agreement, if an application for a plan of work for exploitation is now submitted to the ISA, the ISA is nonetheless required to consider and provisionally approve such a plan of work based on: (i) the provisions of the UNCLOS; (ii) any rules, regulations and procedures that the ISA may have adopted provisionally, (iii) the basis of the norms contained in the UNCLOS and (iv) the terms and principles contained in the 1994 Agreement, including the principle of non-discrimination among contractors.

NORI intends to submit an application to the ISA for an exploitation contract, which will include a plan of work for exploitation for the NORI contract area, on June 27, 2025. If the ISA has not adopted the final Mining Code by the time NORI submits this application, we believe that the ISA will review and provisionally approve the plan of work for exploitation included therein pursuant to Section 1, Paragraph 15(c) of the Annex to the 1994 Agreement discussed above. The ISA released its road map to finalize the Mining Code at its July 2023 session and at its July 2024 session agreed to continue the negotiations of the Mining Code with a continued view to its adoption during the 30th session of the ISA in 2025, however, it has also stated that the commercial exploitation of mineral resources in the ISA’s jurisdictional area should not be carried out in the absence of RRPs relating to exploitation. In addition, there can be no assurances that the ISA will come to a consensus as to the interpretation of Section 1, Paragraph 15(c) of the Annex to the 1994 Agreement. Although we believe the ISA will accept and consider an application for a plan of work for exploitation in the absence of the final Mining Code, there is no consensus within the ISA as to the process to be followed for its consideration of such an application, including the involvement of the ISA’s Legal and Technical Commission (LTC) and whether and how long the ISA could delay its consideration of an application past the proscribed 60-day period. As a result, and in light of some ISA Member States calling for a ban, moratorium or precautionary pause on the commercialization of seafloor mineral resources, there can be no assurance that the ISA will provisionally approve our plan of work for exploitation, within one year from submission thereof, or at all, or that such provisional approval would lead to the issuance of an exploitation contract with the ISA.  On August 2, 2024, the ISA Assembly elected Leticia Carvalho of Brazil as the new Secretary-General of the ISA for the period 2025-2028.  There can be no assurances that the ISA’s stated target for adoption of the Mining Code of 2025 will be met or that any application for an exploitation contract will be approved before the final Mining Code is adopted.

The collection of polymetallic nodules within the CCZ, where our exploration areas are located, will require approval of an ISA Exploitation Contract (which will authorize commercial collection activities). As part of the application for an ISA Exploitation Contract, all contractors are required to complete baseline studies and an Environment and Social Impact Assessment (ESIA), culminating in an Environmental Impact Statement (“EIS”), prior to collecting nodules at a commercial scale. The EIS would be accompanied by an Environmental Management and Monitoring Plan which is expected to specify the objectives and purpose of all monitoring requirements, the components to be monitored, frequency of monitoring, methods of monitoring, analysis required in each monitoring component, monitoring data management and reporting.

In order to move our exploration projects into commercial production, our wholly-owned subsidiaries, NORI and TOML will each need to receive an exploitation contract with the ISA, as will our partner, Marawa, in addition to obtaining related permits that may be required by our commercial partners. There can be no assurance that the ISA will approve our application for a plan of work for exploitation and issue an exploitation contract to our subsidiaries in a timely manner or at all. Even if the ISA timely evaluates such applications(s), our subsidiaries may be required to submit a supplementary EIS or perform additional studies or campaigns before obtaining approval. As such, there is a risk that an exploitation contract may not be granted by the ISA, may not be granted on a timely basis, thereby delaying our potential timeline for commercial exploitation, or may be granted on uneconomic terms.

Similarly, with respect to sponsoring State regulation, no assurance can be given that new rules and regulations will not be enacted or that existing rules and regulations will not be applied in a manner that would limit or curtail production or development by our subsidiaries. Amendments to current laws and regulations governing the operations and activities of deep-sea mineral resources companies, or changes in interpretation thereto, or the unwillingness of countries throughout the world to enforce such laws and regulations, could have a material adverse impact on our business, and could cause increases in exploration expenses, capital expenditures, production costs, or put the security of our equipment at risk to activism or piracy. Such amendments could also cause reductions in our future production, or the delay or abandonment in the development of our polymetallic mineral resource properties. There can be no certainty that actions by governmental and regulatory authorities, including changes in regulation, taxation and other fiscal regimes, will not adversely impact our projects or our business. Further, our operations depend on the continuation of the sponsorship agreements between our subsidiaries NORI and TOML and each of their host Sponsoring States, Tonga and Nauru, respectively. Each subsidiary has been registered and incorporated within such host nation and each host nation has maintained effective control, supervision, regulation, and sponsorship over the conduct of such subsidiary. While we have beneficial ownership over such subsidiaries, each subsidiary operates under the regulation and sponsorship of Nauru and Tonga. If such arrangement is challenged, or sponsorship is terminated, we may have to restructure the ownership or operations of such subsidiary to ensure continued State sponsorship. Failure to maintain sponsorship, or secure new state sponsorship, will have a material impact on such subsidiary and on our overall business and operations.

While the rates of payments are yet to be set by the ISA, the 1994 Agreement prescribes a relevant framework that the rates of payments “shall be within the range of those prevailing in respect of land-based mining of the same or similar minerals in order to avoid giving deep seabed miners an artificial competitive advantage or imposing on them a competitive disadvantage.” The ISA has held workshops with stakeholders to discuss and seek comments on the potential financial regime for the collecting of polymetallic nodules in the CCZ. There can be no assurance that the ISA will put in place a Mining Code in a timely manner or at all. Such regulations may also impose burdensome obligations or restrictions on us, and/or may contain terms that do not enable us to develop our projects.

We currently hold exclusive exploration rights through our subsidiaries NORI and TOML and exclusive commercial rights through an agreement with Marawa, to three polymetallic nodule areas in the CCZ. The exploration contracts for each of these three areas require us to conduct certain activities in accordance with approved plans of work. The suspension or termination of our exploration contract for the NORI area would, and any of our other explorations contracts could, have a material and adverse effect on our future business prospects and financial condition. In 2024, the LTC of the ISA established a new process to identify contractors who may be at risk of non-compliance with obligations under their respective exploration contract. In August 2024, as a result of this new process, the ISA sent notifications of such potential risk of non-compliance to TOML and Marawa. TOML and Marawa have until November 30, 2024 to respond to the notices. The LTC’s notification to TOML cited concerns, which relate mainly to the failure to conduct planned sampling campaigns, the need to submit digital data in the revised reporting templates, delays in surveys for environmental baseline development, and the delay in submission of its scoping report. The LTC’s notification to Marawa cited concerns, which relate mainly to the lack of expedition work, absence of study activities or data submission, failure to provide a detailed exploration strategy, delays in conducting planned research cruises, and insufficient analysis of biological samples. Both TOML and Marawa are in the process of responding to the notifications. If the LTC deems either response incomplete or does not effectively address the LTC’s concerns, or if either TOML or Marawa fails to respond in a timely manner, the LTC, in line with its established process, may report TOML or Marawa to the ISA Council for further consideration and action. If either TOML or Marawa is deemed to have not remedied all issues raised by the LTC and the ISA then determines that TOML or Marwara is not in compliance with its respective obligations under its respective exploration contract, the ISA could impose monetary sanctions on TOML or Marawa, suspend some or all rights under the applicable exploration contract, which could include halting exploration activities, or terminate TOML’s or Marawa’s respective exploration contract, any of which could have a material and adverse effect on our future business prospects and financial condition.

We are involved in litigation that may adversely affect us and may not be successful in our litigation related to non-performing Private Investment in Public Equity (“PIPE”) investors.

Due to the nature of our business, we may be subject to regulatory investigations, claims, lawsuits and other proceedings in the ordinary course of our business. The results of these legal proceedings cannot be predicted with certainty due to the uncertainty inherent in litigation, including the effects of discovery of new evidence or advancement of new legal theories, the difficulty of predicting decisions of judges and juries and the possibility that decisions may be reversed on appeal. We can provide no assurances that these matters will not have a material adverse effect on our business. Following periods of volatility in the market, securities class-action litigation has often been instituted against companies. On October 28, 2021, a shareholder filed a putative class action against us and certain executives in federal district court for the Eastern District of New York, captioned Caper v. TMC The Metals Company Inc. F/K/A Sustainable Opportunities Acquisition Corp., Gerard Barron and Scott Leonard. The complaint alleges that all defendants violated Section 10(b) of the Exchange Act, and Rule 10b-5 promulgated thereunder, and Messrs. Barron and Leonard violated Section 20(a) of the Exchange Act, by making false and/or misleading statements and/or failing to disclose information about our operations and prospects during the period from March 4, 2021 to October 5, 2021. On November 15, 2021, a second complaint containing substantially the same allegations was filed, captioned Tran v. TMC the Metals Company, Inc. These cases have been consolidated. On March 6, 2022, a lead plaintiff was selected. An amended complaint was filed on May 12, 2022, reflecting substantially similar allegations, with the Plaintiff seeking to recover compensable damages caused by the alleged wrongdoings. We deny any allegations of wrongdoing and filed and served the plaintiff a motion to dismiss on July 12, 2022 and intend to defend against this lawsuit. On July 12, 2023, an oral hearing on the motion to dismiss was held. The parties are currently awaiting a ruling.  On January 23, 2023, investors in the 2021 private placement from the Business Combination filed a lawsuit against us in the Commercial Division of New York Supreme Court, New York County, captioned Atalaya Special Purpose Investment Fund II LP et al. v. Sustainable Opportunities Acquisition Corp. n/k/a TMC The Metals Company Inc., Index No. 650449/2023 (N.Y. Sup. Ct.).  We filed a motion to dismiss on March 31, 2023, after which the plaintiffs filed an amended complaint on June 5, 2023.  The amended complaint alleges that we breached the representations and warranties in the plaintiffs’ private placement Subscription Agreements and breached the covenant of good faith and fair dealing.  The Plaintiffs are seeking to recover compensable damages caused by the alleged wrongdoings.  We deny any allegations of wrongdoing and filed a motion to dismiss the amended complaint on July 28, 2023.  On December 7, 2023, the Court granted our motion to dismiss the claim for breach of the covenant of good faith and fair dealing and denied our motion to dismiss the breach of the Subscription Agreement claim.  We filed a notice of appeal regarding the Court’s denial of our motion to dismiss the breach of the Subscription Agreement claim and the appeal was heard by the Court on November 8, 2024. The parties are currently awaiting a ruling.  There is no assurance that we will be successful in our defense of this lawsuit or that insurance will be available or adequate to fund any settlement or judgment or the litigation costs of this action.  Such losses or range of possible losses cannot be reliably estimated.

We expected to receive approximately $330 million of proceeds in the private placement that closed on September 9, 2021 in connection with the Closing but only received $110.3 million (net of transactions costs). On September 20, 2021, we commenced litigation in the New York Superior Court, New York County against two investors who failed to fund their commitments pursuant to subscription agreements entered into in connection with the expected financing. These actions are captioned Sustainable Opportunities Acquisition Corp. n/k/a TMC the metals company Inc. v. Ethos Fund I, LP, Ethos GP, LLC, Ethos DeepGreen PIPE, LLC, and Ethos Manager, LLC, Index No. 655527/2021 (N.Y. Sup. Ct.) and Sustainable Opportunities Acquisition Corp. n/k/a TMC the metals company Inc. v. Ramas Capital Management, LLC, Ramas Energy Opportunities I, LP, Ramas Energy Opportunities I GP, LLC, and Ganesh Betanabhatla, Index No. 655528/2021 (N.Y. Sup. Ct.). The operative complaints allege that the investors breached the relevant subscription agreement and that the investors’ affiliates tortiously interfered with the subscription agreements by causing the investor not to fund its contractual obligations. We are seeking compensatory damages (plus interest), expenses, costs, and attorneys’ fees. There can be no assurances, however, that we will be successful in our efforts against these investors.

On November 8, 2024, a shareholder filed a putative class action against us and certain executives in federal district court for the Central District of California, captioned Lin v. TMC The Metals Company Inc., Gerard Barron, and Craig Shesky. The complaint alleges that all defendants violated Section 10(b) of the Exchange Act and Rule 10b-5 promulgated thereunder, and Messrs. Barron and Shesky violated Section 20(a) of the Exchange Act, by making false and/or misleading statements and/or failing to disclose information regarding the classification of the non-financial asset received from our partnership with Low Carbon Royalties Inc. and the derecognition of the captalized exploration contract related to NORI. The alleged misstatements and omissions pertain to our initial classification of this non-financial asset as gain on disposition (being a sale of future revenue) and subsequent reclassification thereof as a royalty liability (and re-capitalization of the exploration contract) and the restatement of our previously issued financial statements as a result thereof for the three months ended March 31, 2023, the six months ended June 30, 2023 and the nine months ended September 30, 2023 in March 2024. The complaint purports to represent a class of shareholders who acquired our securities between May 12, 2023, and March 25, 2024, and seeks to recover compensable damages caused by the alleged wrongdoings. We intend to defend against the lawsuit. There can be no assurance, however, that we will be successful in our defense, or that insurance will be available or adequate to fund any settlement or judgment or the litigation costs of this action. Due to the early stage of this litigation, such losses or range of possible losses cannot be reliably estimated.